                                                                    Exhibit p(1)

                         COMMONFUND INSTITUTIONAL FUNDS
                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17j-1
                            EFFECTIVE AUGUST 28, 2000

Commonfund Institutional Funds (the "Company") is confident that its officers, Directors and other persons involved with the Company's business act with integrity and good faith. The Company recognizes, however, that personal interests may conflict with the Company's interests where officers, Directors and certain other persons:

         - Know about the Company's present or future portfolio transactions; or

         - Have the power to influence the Company's portfolio transactions; and

         - Engage in securities transactions in their personal account(s).

In an effort to prevent conflicts of interest from arising, and in accordance with Rule 17j-1 under the Investment Company Act of 1940, the Company has adopted this Code of Ethics (the "Code") to address transactions and conduct that may create conflicts of interest, establish reporting requirements, and create enforcement procedures. Definitions of UNDERLINED terms used throughout the Code are included in Appendix I.

I.   ABOUT THIS CODE OF ETHICS

     A.  Who is Covered by the Code?

         The Company's ACCESS PERSONS are covered under this Code. The Company's ACCESS PERSONS generally are:

         -        All Directors of the Company, both INTERESTED and INDEPENDENT;


         -        All COMPANY OFFICERS; and

         - Natural persons in a CONTROL relationship to the Company who obtain information concerning recommendations about the PURCHASE OR SALE of a security by the Company ("Natural CONTROL Persons").

     B.  What Rules Apply to Me?

          This Code sets forth specific prohibitions and restrictions. They apply to all ACCESS PERSONS of the Company except where otherwise noted. The Code also sets out reporting requirements for ACCESS PERSONS. For the reporting requirements that apply to you, please refer to Parts A and B, as indicated below:

         -        INDEPENDENT DIRECTORS                                 Part A


         -        INTERESTED DIRECTORS and COMPANY OFFICERS             Part B


         -        Natural CONTROL Persons                               Part B


II.      STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in the COMPANY by its shareholders, and because the Company believes that its operations should benefit its shareholders, the Company has adopted the following principles to be followed by its ACCESS PERSONS:

         A. The interests of the Company"s shareholders are paramount. You must place shareholder interests before your own.

         B. You must accomplish all personal securities transactions in a manner that avoids any conflict between your personal interests and the interests of the Company or its shareholders.

         C. You must avoid actions or activities that allow you or your family to benefit from your position with the Company, or that bring into question your independence or judgment.

III.     GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

         ACCESS PERSONS may not, in connection with the purchase or sale, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by the Company (or any series thereof):

         A.       Employ any device, scheme or artifice to defraud the Company;

         B. Make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         C. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Company; or

         D. Engage in any manipulative practice with respect to the Company.

IV.      PROHIBITIONS AND RESTRICTIONS FOR ACCESS PERSONS

         A. Pre-Approval for IPOs and Limited Offerings (not applicable to INDEPENDENT DIRECTORS).

                  This restriction applies to: (i) ACCESS PERSONS who, in connection with their duties, make or participate in making recommendations regarding THE PURCHASE OR SALE OF ANY SECURITY by a Company and (ii) Natural CONTROL Persons. These persons must obtain approval from the Review Officer (as defined in Section VI below) before directly or indirectly acquiring BENEFICIAL OWNERSHIP of any securities in an IPO or LIMITED OFFERING.

         B.       Limits on Accepting or Receiving Gifts.

                  ACCESS PERSONS cannot accept or receive any gift of more than de minimis value from any person or entity in connection with the Company's (or any series thereof) entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Company.

V.       REPORTING REQUIREMENTS

         Subject to Section X hereof, ACCESS PERSONS of the Company must comply with the reporting requirements set forth in Parts A or B.

VI.      REVIEW AND ENFORCEMENT OF THE CODE

         A.       Appointment of a Review Officer.

                  A review officer ("Review Officer") will be appointed by the Company's [President] to perform the duties described herein.

         B.       The Review Officer's Duties and Responsibilities.

                  (1) The Review Officer shall notify each person who becomes an ACCESS PERSON of the Company and who is required to report under this Code of Ethics of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

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
                  (2) The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Company's completed portfolio transactions and a list of SECURITIES that were BEING CONSIDERED FOR PURCHASE OR SALE by the Company's investment adviser(s) during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

                  (3) If the Review Officer finds that a Code violation has occurred, or believes that a Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the [President] and legal counsel ("Counsel") for the Company. The [President] and Counsel will determine whether the person violated the Code.

                  (4) No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

                  (5) The Review Officer will submit his or her own reports, as may be required pursuant to Parts A or B hereof, to an Alternate Review Officer who shall fulfill the duties of the Review Officer with respect to the Review Officer's reports.

                  (6) The Review Officer will create a written report detailing any approval(s) granted to ACCESS persons for the acquisition of securities offered in connection with an IPO or LIMITED OFFERING. The report must include the rationale supporting any decision to approve such an acquisition.

         C.       Resolution; Sanctions.

                  If the [President] and Counsel determine that a person has violated the Code pursuant to paragraph B. (3) above, the [President] will approve a proposed resolution of the situation and submit the proposed resolution, with a report on the violation, to the Board at the next regularly scheduled Board meeting unless, in the [President]'s sole discretion, circumstances warrant an earlier report. In lieu of proposing a resolution to the Board, the [President] may, if appropriate, impose upon the person a resolution and/or sanctions that the [President] deems appropriate.

VII.     ANNUAL WRITTEN REPORTS TO THE BOARD

         At least annually, the Review Officer, investment adviser(s) (including any sub-advisers), and principal underwriter(s) (if required) will provide written reports to the Company's Board of DIRECTORS as follows:

         A. ISSUES ARISING UNDER THE CODE. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s). The Review Officer, [President], investment adviser(s) (including any sub-advisers) and principal underwriter(s) may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

         B. CERTIFICATION. Each report must be accompanied by a certification to the Board that the Company, investment adviser(s) (including any sub-advisers), and principal underwriter(s) have adopted procedures reasonably necessary to prevent their ACCESS PERSONS from violating their code of ethics.

VIII.    INTERRELATIONSHIP WITH OTHER CODES OF ETHICS

         A. General Principle: Overlapping Responsibilities. A person who is both an ACCESS PERSON of the Company and an access person of an investment adviser to or principal underwriter for the Company is only required to report under and otherwise comply with the investment adviser's or principal underwriter's code of ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1. These ACCESS PERSONS, however, remain subject to the principles and prohibitions in Sections II and III hereof; and the administrator must comply with paragraph C of this Section VIII.

         B. Overlap with Administrator's Code of Ethics. A person who is both an ACCESS PERSON of the Company and subject to the Company administrator's code of ethics that complies with the principles in and the reporting requirements under Rule 17j-1 may not be required to report under both codes of ethics. Access persons of the Company seeking to comply with the reporting and other requirements in an administrator's code of ethics in lieu of those in this Code must notify the Review Officer. Such ACCESS PERSONS shall remain subject to the principles and prohibitions in Sections II and III hereof; and the administrator must comply with paragraph C of this Section VIII.

         C. Procedures. Each such investment adviser, principal underwriter and administrator of the Company must:

                  (1) Submit to the Board of DIRECTORS of the Company a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

                  (2) Promptly furnish to the Company, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Company's Code; and

                  (3) Promptly report to the Company in writing any material amendments to its code of ethics, along with the certification described under Section VII.B. above.

IX.      RECORDKEEPING

         The Company will maintain the records set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

         A. A copy of this Code and any other code adopted by the Company, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

         B. A record of any Code violation and of any sanctions imposed will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

         C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Parts A and B for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

         D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

         E. A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

         F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or LIMITED OFFERING, for at least five years after the end of the fiscal year in which the approval is granted.

X.       MISCELLANEOUS

         A. Confidentiality. All reports and other information submitted to the Company pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies, or as otherwise required by law.

         B. Interpretation of Provisions. The Board of DIRECTORS may from time to time adopt such interpretations of this Code as it deems appropriate.

         C. Compliance Certification. Within 10 days of becoming an ACCESS PERSON of the Company, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.



Adopted this 28th day of August, 2000.

                                     PART A

                              INDEPENDENT DIRECTORS

I.       QUARTERLY TRANSACTION REPORTS

         (A) Subject to Section II. (B) below, each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

         (B) If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

         (C) You need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

II.      WHAT MUST BE INCLUDED IN YOUR QUARTERLY REPORTS?

         (A) You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report any account you established during the quarter in which any securities were held for your direct or indirect benefit.

         (B) Notwithstanding Section I above, reports of individual SECURITIES transactions are required only if you knew at the time of the transaction, or in the ordinary course of fulfilling your official duties as a DIRECTOR should have known, that during the 15-day period immediately preceding or following the date of your transaction, the same SECURITY was purchased or sold, or was BEING CONSIDERED FOR PURCHASE OR SALE, by the Company (or any series thereof).

                  The "should have known" standard does not:

                  -        imply a duty of inquiry;

                  - presume you should have deduced or extrapolated from discussions or memoranda dealing with the Company's (or a series) investment strategies; or

                  - impute knowledge from your awareness of the Company's (or a series) portfolio holdings, market considerations, or investment policies, objectives and restrictions.

III.     WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?

         You are not required to detail or list the following items on your quarterly report:

         (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

         (B) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a SECURITY issued by your employer;

         (C) Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

         (D) Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a bona fide margin call; and

         (E)      Purchases or sales of any of the following securities:

                  -        Direct obligations of the U.S. government;

                  - Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

                  - Shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                                     PART B

                     INTERESTED DIRECTORS, COMPANY OFFICERS,
                           AND NATURAL CONTROL PERSONS

I.       REQUIRED REPORTS

         (A)      Initial Holdings Report.

                  You must submit a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to the Review Officer within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

         (B)      Annual Holdings Report.

                  Each year, you must submit to the Review Officer a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

         (C)      Quarterly Transaction Reports.

                  (1) Each quarter, you must report all of your SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

                  (2) If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

                  (3) You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

II.      WHAT MUST BE INCLUDED IN YOUR REPORTS?

         You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN; or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III.     WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

         You are not required to detail or list the following items on your reports:

         (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

         (B) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a SECURITY issued by your employer;

         (C) Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

         (D) Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a bona fide margin call; and

         (E)      Purchases or sales of any of the following securities:

                  -        Direct obligations of the U.S. government;

                  - Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

                  - Shares issued by registered, open-end investment companies.

         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                                   APPENDIX I

                                   DEFINITIONS

                                  GENERAL NOTE

     The definitions and terms used in this Code of Ethics are intended to have the same meaning as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Access person means:


         -        any Director or officer of the Company;

         - any employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the PURCHASE OR SALE of SECURITIES by the Company or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

         - any natural person in a CONTROL relationship to the Company who obtains information concerning recommendations made to the Company with regard to the PURCHASE OR SALE of securities by the Company.

BENEFICIAL OWNERSHIP has the same meaning as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons if by reason of any contract, arrangement, understanding or relationship you have sole or shared voting or investment power.

CONTROL has the same meaning as it does under Section 2(a)(9) of the 1940 Act.
Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. Any person who does not own more than 25% of the voting securities of a company is presumed not to control such company. The facts and circumstances of a given situation may counter this presumption.

COMPANY OFFICERS means any person lawfully elected by the Board of Directors and authorized to act on behalf of the Company. As of [August 28, 2000], the Company's officers are:

                         Robert L. Bovinette - President
                         John W. Auchincloss - Secretary
                      Susan C. Mosher - Assistant Secretary
                           Marita K. Wein - Treasurer
                    Timothy F. Osborne - Assistant Treasurer

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

INDEPENDENT DIRECTOR means a Director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act. As of [August 28, 2000], the Company's INDEPENDENT DIRECTORS are:

                                 John B. Carroll
                               Louis W. Moelchert
                                Jerald L. Stevens

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

INTERESTED DIRECTOR means a Director of the Company who is an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act. As of [August 28, 2000], the Company's interested Directors is:

                               Robert L. Bovinette
                                William T. Spitz

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

PURCHASE OR SALE of a SECURITY includes, among other things, the writing of an option to purchase or sell a SECURITY.

SECURITY has the same meaning as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements, or shares issued by registered, open-end investment companies

A SECURITY HELD OR TO BE ACQUIRED by the Company (or a series thereof) means:
(A) any SECURITY that within the most recent 15 days (i) is or has been held by the Company; or (ii) is BEING OR HAS BEEN CONSIDERED by the Company's adviser for purchase by the Company; and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any SECURITY.

A SECURITY is BEING PURCHASED OR SOLD by the Company (or a series thereof) from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Company until the program has been fully completed or terminated.

A SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE by the Company (or a series thereof) when a SECURITY is identified as such by the investment adviser to the Company.

                                   APPENDIX II
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT
                       FOR COMMONFUND INSTITUTIONAL FUNDS

Name of Reporting Person:  ___________________________
Calendar Quarter Ended:    ___________________________
Date Report Due:           ____________________10, ____
Date Report Submitted:     ___________________________

Securities Transactions

                                                  Principal
                                                   Amount,                                             Name of
                   Name of     No. of             Maturity                                        Broker, Dealer
                 Issuer and    Shares             Date and                                             or Bank
    Date of       Title of      (if             Interest Rate           Type of                        Effecting
  Transaction     Security   applicable)       (if applicable)        Transaction      Price          Transaction
  -----------     --------   -----------       ---------------        -----------      -----          -----------




If you have no securities transactions to report for the quarter, please check
here. [   ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
_______________________________________________________________________________
_______________________________________________________________________________

Securities Accounts
If you established a securities account during the quarter, please provide the following information:

           Name of Broker, Dealer or Bank                Date Account was         Name(s) on and Type of
                                                            Established                   Account
           ------------------------------                   -----------                   -------




If you did not establish a securities account during the quarter, please check
here. [   ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.


_____________________________                  ________________________________
Signature                                      Date

                                  APPENDIX III

                             INITIAL HOLDINGS REPORT
                       FOR COMMONFUND INSTITUTIONAL FUNDS

Name of Reporting Person:  ________________________________
Date Person Became Subject to the
   Code's Reporting Requirements: _________________________
Information in Report Dated as of: ________________________
Due:_______________________________________________________
Date Report Submitted:  ___________________________________

Securities Holdings

     Name of Issuer and           No. of Shares      Principal Amount, Maturity Date and Interest
      Title of Security          (if applicable)     Rate (if applicable)
      -----------------          ---------------     --------------------




If you have no securities holdings to report, please check here. [   ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
_______________________________________________________________________________
_______________________________________________________________________________

Securities Accounts

           Name of Broker, Dealer or Bank                    Name(s) on and Type of Account
           ------------------------------                    ------------------------------




If you have no securities accounts to report, please check here. [   ]
I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.


__________________________________             ________________________________
Signature                                      Date

                                     III-1

                                   APPENDIX IV

                             ANNUAL HOLDINGS REPORT
                       FOR COMMONFUND INSTITUTIONAL FUNDS

Name of Reporting Person:_________________________________
Information in Report Dated as of:________________________
Date Report Due: _________________________________________
Date Report Submitted:____________________________________
Calendar Year Ended: December 31, ________________________

Securities Holdings

     Name of Issuer and           No. of Shares       Principal Amount, Maturity Date and Interest Rate (if
      Title of Security          (if applicable)                           applicable)
      -----------------          ---------------                           -----------




If you have no securities holdings to report for the year, please check here
[   ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
_______________________________________________________________________________
_______________________________________________________________________________

Securities Accounts

          Name of Broker, Dealer or Bank             Date Account Was      Name(s) on and Type of Account
                                                       Established
          ------------------------------               -----------         ------------------------------




If you have no securities accounts to report for the year, please check here.[ ]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.


____________________________________           ________________________________
Signature                                      Date

                                   APPENDIX V
                            COMPLIANCE CERTIFICATION
                       FOR COMMONFUND INSTITUTIONAL FUNDS
                                 (THE "COMPANY")



                             Initial Certification



I certify that I: (i)      have received, read and reviewed the Company's Code
                           of Ethics;
                  (ii)     understand the policies and procedures in the Code;
                  (iii)    recognize that I am subject to such policies and
                           procedures;
                  (iv)     understand the penalties for non-compliance;
                  (v)      will fully comply with the Company's Code of Ethics;
                           and
                  (vi)     have fully and accurately completed this Certificate.


Signature: __________________________________________

Name:________________________________________________(Please print)
Date Submitted:______________________________________
Date Due: ___________________________________________


                              Annual Certification

I certify that I: (i)      have received, read and reviewed the Company's Code
                           of Ethics;
                  (ii)     understand the policies and procedures in the Code;
                  (iii)    recognize that I am subject to such policies and
                           procedures;
                  (iv)     understand the penalties for non-compliance;
                  (v)      have complied with the Company's Code of Ethics and
                           any applicable
                  (vi)     have fully disclosed any exceptions to my compliance
                           with the Code above;
                  (vii)    will fully comply with the Company's Code of Ethics;
                           and
                  (vi)     have fully and accurately completed this Certificate.

EXCEPTION(S):
_______________________________________________________________________________
_______________________________________________________________________________


Signature:_______________________________________

Name:____________________________________________(Please print)

Date Submitted:__________________________________
Date Due: _______________________________________